UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 30, 2013
(Date of earliest event reported: December 30, 2013)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.05.  Costs Associated with Exit or Disposal Activities.

On December 30, 2013, Revlon, Inc. ("Revlon" and together with Revlon Consumer Products Corporation, Revlon’s wholly-owned operating subsidiary, the "Company") announced that the Company was implementing restructuring actions that will include exiting its operations in China, which operations represent approximately 2% of total Company net sales, as well as implementing other immaterial restructuring actions that are expected to generate other operating efficiencies. Certain of these restructuring actions are subject to consultations with employees, works councils or unions, and governmental authorities and will result in the Company’s eliminating approximately 1,100 positions, primarily in China, which will include eliminating approximately 940 beauty advisors retained indirectly through a third-party agency.  The Company’s exiting its operations in China and implementing the other immaterial restructuring actions are unrelated to the Company’s acquisition of The Colomer Group Participations, S.L., which closed in October 2013.

The Company expects to incur approximately $22 million of pre-tax restructuring and related charges, which are comprised of approximately $10 million in employee-related costs, including severance and other contractual termination benefits, and other costs of approximately $12 million consisting primarily of sales markdowns and inventory write-offs.  As a result of these actions, the Company recorded a charge of $20.9 million in December 2013, with the remaining charges expected to be recorded during 2014.  Of the total expected charges of approximately $22 million, $18 million will be cash that is expected to be paid out during 2014.

These restructuring actions are expected to generate annualized cost reductions of approximately $11 million, with approximately $8 million expected to benefit 2014 results.

Forward-Looking Statements

Statements and other information included in this Form 8-K, which are not historical facts, including statements about the Company’s plans, strategies, beliefs and expectations, as well as certain estimates and assumptions used by the Company’s management, may contain forward-looking statements. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances or events arising after the filing of this Form 8-K. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and estimates about: (i) the Company’s plans to implement restructuring actions that will include exiting its operations in China, as well as other immaterial restructuring actions; (ii) the Company’s future financial performance, including its expectations that such immaterial restructuring actions will generate operating efficiencies; (iii) the Company’s expectations regarding the amount and timing of the charges and payments related to the restructuring actions, including that (a) the Company will incur approximately $22 million of pre-tax restructuring and related charges, which are comprised of approximately $10 million in employee-related costs, including severance and other contract termination benefits, and other costs of approximately $12 million consisting primarily of sales markdowns and inventory write-offs, (b) other than the $20.9 million of charges recorded in December 2013, the remaining charges will be recorded during 2014, and (c) of the total expected charges of approximately $22 million, $18 million will be cash that is expected to be paid out during 2014; and (iv) the Company’s expectations that the restructuring actions are expected to generate annualized cost reductions of approximately $11 million, with approximately $8 million expected to benefit 2014 results. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that the Company will file with the SEC (which may be viewed on the SEC’s website at http://www.sec.gov), as well as reasons including: (i) difficulties, delays or the inability of the Company to successfully complete the restructuring actions, in whole or in part, which could result in less than expected operating and financial benefits from such actions; (ii) difficulties, delays or the inability of the Company to realize the anticipated benefits from certain restructuring actions, such as difficulties with, delays in or the Company’s inability to generate certain operating efficiencies; (iii) higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or (iv) less than anticipated annualized savings from the restructuring actions and/or changes in the timing of our realizing such savings, such as due to more than expected costs to achieve the expected savings. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on or made available through the websites referenced herein shall not be incorporated by reference into this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By: /s/ Lucinda K. Treat
Lucinda K. Treat
Executive Vice President and General Counsel

December 30, 2013